CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Nushares ETF Trust of our report dated December 26, 2025, relating to the financial statements and financial highlights of Nuveen ESG Dividend ETF, Nuveen ESG Emerging Markets Equity ETF, Nuveen ESG International Developed Markets Equity ETF, Nuveen ESG Large-Cap ETF, Nuveen ESG Large-Cap Growth ETF, Nuveen ESG Large-Cap Value ETF, Nuveen ESG Mid-Cap Growth ETF, Nuveen ESG Mid-Cap Value ETF, Nuveen ESG Small-Cap ETF, Nuveen Dividend Growth ETF, Nuveen Growth Opportunities ETF and Nuveen Winslow Large-Cap Growth ESG ETF, which appears in Nushares ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

February 24, 2026